EXHIBIT 23.2

                          Independent Auditors' Consent

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-81677) pertaining to the ARCA Corporation 1999 Dual Stock Option Plan of our report dated July 21, 1999, with respect to the consolidated financial statements of Agate Technologies, Inc. included in the Annual Report (Form 10-KSB) for the three months ended March 31, 1999 and year ended December 31, 1998.



     /s/ Ernst & Young LLP
     /s/ ERNST & YOUNG LLP


San Jose, California
July 11, 2000